UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 6, 2009

Date of Report (Date of earliest event reported)

SEI Investments Company

(Exact name of registrant as specified in its charter)

Pennsylvania	000-10200	23-1707341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip code)

(610) 676-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 3.03, “Material Modification to Rights of Securities Holders” is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On December 16, 2008 the Board of Directors of SEI Investments Company (the “Company”) declared a dividend distribution of one Right for each outstanding share of Common Stock, $0.01 par value (each, a “Common Share”) of the Company to shareholders of record at the close of business on January 6, 2009. Each Right entitles the registered holder to purchase from the Company a unit consisting of one twenty-thousandths of a share (a “Unit”) of the Series A Junior Participating Preferred Shares, par value $0.05 per share, of the Company (the “Preferred Shares”), or a combination of securities and assets of equivalent value, at a Purchase Price of $150.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent.

Initially, ownership of the Rights will be evidenced by the Common Share certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Generally, the Rights will separate from the Common Shares and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) is the beneficial owner of more than 20% of the outstanding Common Shares (the “Stock Acquisition Date”), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the outstanding Common Shares. Until the Distribution Date, (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after January 6, 2009 will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 6, 2019, unless earlier redeemed or amended by the Company as described below or unless a transaction under Section 13(d) of the Rights Agreement has occurred.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, and except in connection with the exercise of employee stock options or stock appreciation rights or under any other benefit plan for employees or directors or in connection with the exercise of warrants or conversion of convertible securities, only Common Shares issued prior to the Distribution Date will be issued with Rights.

Except in the circumstances described below, after the Distribution Date each Right will be exercisable into one twenty-thousandths of a Preferred Share (a “Preferred Share Fraction”). Each Preferred Share Fraction carries voting and dividend rights that are intended to produce the equivalent of one Common Share. The voting and dividend rights of the Preferred Shares are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common Shares of the Company. In lieu of issuing certificates for Preferred Share Fractions which are less than an integral multiple of one Preferred Share (i.e., 20,000 Preferred Share Fractions), the Company may pay cash representing the current market value of the Preferred Share Fractions.

In the event that at any time following the Stock Acquisition Date, (i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Shares remain outstanding, (ii) a Person becomes the beneficial owner of more than 50% of the then outstanding Common Shares other than pursuant to a tender offer that provides fair value to all shareholders, (iii) a person becomes, after January 6, 2009, the beneficial ownership of 20% or more of the Common Shares then outstanding, (iv) an Acquiring Person engages in one or more “self-dealing” transactions as set forth in the Rights Agreement, or (v) during such time as there is an Acquiring Person an event occurs that results in such Acquiring Person’s ownership interest being increased by more than 1% (e.g., a reverse stock split), each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. In lieu of requiring payment of the Purchase Price upon exercise of the Rights following any such event, the Company may permit the holders simply to surrender the Rights, in which event they will be entitled to receive Common Shares (and other property, as the case may be) with a value of 50% of what could be purchased by payment of the full Purchase Price. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in clauses (i), (ii), (iii), (iv) or (v) of this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person who was involved in the transaction giving rise to any such event will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

For example, at an exercise price of $150.00 per Right, each Right not otherwise voided following an event set forth in the preceding paragraph would entitle its holder to purchase $300.00 worth of Common Shares (or other consideration, as noted above) for $150.00. Assuming that the Common Shares had a per share value of $75.00 at such time, the holder of each valid Right would be entitled to purchase four Common Shares for $150.00. Alternatively, the Company could permit the holder to surrender each Right in exchange for stock or cash equivalent to two Common Shares (with a value of $150.00) without the payment of any consideration other than the surrender of the Right.

In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger that is described in, or that follows a tender offer or exchange offer described in, the second preceding paragraph), or (ii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the exercise price of the Right. Again, provision is made to permit surrender of the Rights in exchange for one-half of the value otherwise purchasable. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

The Purchase Price payable, and the number of Units of Preferred Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right. That ten day redemption period may be extended by the Board of Directors so long as the Rights are still redeemable. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Shares (or other consideration) of the Company or for common shares of the acquiring company as set forth above.

Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is filed as an Exhibit hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 6, 2009, the Board of Directors of the Company filed a Statement with Respect to Shares of a Domestic Corporation with the Department of State of the Commonwealth of Pennsylvania amending the designations of Series A Junior Participating Preferred Shares as a series of the Series Preferred Stock of the Company. Pursuant thereto, the Company amended its previously designated Series A Junior Participating Preferred Shares, of which no shares were outstanding, to number 50,000 Series A Junior Participating Preferred Shares and to have the rights, preferences and privileges as further described under Item 3.03 “Material Modification to Rights of Securities Holders.” As of the date of this Current Report on Form 8-K, none of the shares of Series A Junior Participating Preferred Shares have been issued. The description of the Series A Junior Participating Preferred Shares is qualified in its entirety by reference to the Statement with Respect to Shares of a Domestic Corporation with the Department of State of the Commonwealth of Pennsylvania, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In addition, effective January 6, 2009, the Board of Directors of the Company amended Section 6.06 of the Bylaws of the Company to revise the reference to the date of the Rights Agreement. The full text of the Amended and Restated By-Laws of the Company is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On December 16, 2008, the Company issued a press release announcing that it had declared a dividend of the rights and intended to enter into the Rights Agreement as of January 6, 2009. A copy of the press release is furnished as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed December 18, 2008, and is incorporated in this Item 8.01 by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 8.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Statement with Respect to Shares of a Domestic Corporation amending the designations of Series A Junior Participating Preferred Shares as a series of the Series Preferred Stock of the Company, dated January 6, 2009.

3.2	Amended and Restated By-Laws of SEI Investments Company.

4.1	Rights Agreement, dated as of January 6, 2009, between SEI Investments Company and American Stock Transfer & Trust Company, LLC.

99.1	Press Release, dated December 16, 2008 (Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed December 18, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI INVESTMENTS COMPANY

Date: January 6, 2009	By:	/s/ N. Jeffrey Klauder
		Name:	N. Jeffrey Klauder
		Title:	Executive Vice President

Exhibit Index

Exhibit Number	Description

3.1	Statement with Respect to Shares of a Domestic Corporation amending the designations of Series A Junior Participating Preferred Shares as a series of the Series Preferred Stock of the Company, dated January 6, 2009.

3.2	Amended and Restated By-Laws of SEI Investments Company.

4.1	Rights Agreement, dated as of January 6, 2009, between SEI Investments Company and American Stock Transfer & Trust Company, LLC.

99.1	Press Release, dated December 16, 2008 (Incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed December 18, 2008).